Exhibit 99.1

ATHENA GOLD ANNOUNCES SHAREHOLDER APPROVAL OF
AMALGAMATION AND APPOINTMENT OF NEW MANAGEMENT

VACAVILLE, CA / Accesswire / March 28, 2025 - Athena Gold Corporation (CSE: ATHA) (OTCQB: AHNR) (“Athena Gold” or the “Company”) announces the results from its Annual General and Special Meeting of Stockholders held on Thursday, March 27, 2025 (the “Meeting”). Stockholders holding a total of 153,401,821 common shares were represented in person or by proxy at the Meeting, representing 78.75% of the vote attached to all outstanding common shares of the Company as of the record date. Stockholders voted in favour of all the matters submitted before the Meeting as set out in the Proxy Statement dated February 4, 2025, including:

1.	The redomestication of the Company from the State of Delaware to the Province of British Columbia, Canada, by merger into its British Columbia subsidiary, Nova Athena Gold Corp.;
2.	The election of the following as directors until the next annual stockholder meeting of the Company: David Goodman, Koby Kushner, John C. Power, John E. Hiner and Brian Power;
3.	The appointment of Davidson & Company LLP as the Company’s auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;
4.	The approval, on an advisory, non-binding basis, of the compensation of the Company’s Named Executive Officers;
5.	The approval, on an advisory, non-binding basis, establishing the frequency of shareholders voting on the compensation of Named Executive Officers to be every two (2) years.

Subsequent to the Meeting, the Board appointed David Goodman as Chairman of the Board, Koby Kushner as President and Chief Executive Officer, Ty Minnick as Chief Financial Officer, and John C. Power as Corporate Secretary. John E. Hiner (Chair), John C. Power and Brian Power were appointed as members of the Audit Committee.

Subject to receipt of the necessary consents and regulatory approvals and in compliance with all applicable legal requirements, Athena Gold will redomicile from the State of Delaware to the Province of British Columbia and amalgamate under section 275 of the Business Corporations Act (British Columbia) with its British Columbia subsidiary, Nova Athena Gold Corp. (“Nova Athena”) (the “Transaction”). Under the terms of the Agreement and Plan of Merger and Amalgamation dated February 4, 2025, Athena Gold’s stockholders will receive one common share in the capital of Nova Athena for each common share of Athena Gold with the “resulting issuer” retaining its current name, Athena Gold Corporation, and current trading symbol “ATHA” on the Canadian Securities Exchange. The Company expects to complete the Transaction in early April 2025.

Further details regarding the terms and conditions of the Transaction are set out in the Proxy Statement dated February 4, 2025, which is available on the SEC's website at www.sec.gov and on SEDAR+ at www.sedarplus.ca. The Merger is expected, among other things, to significantly reduce Athena Gold’s regulatory compliance costs, enhance its ability to access the capital markets and increase the number of potential investors. Completing the redomicile to British Columbia is also expected to reduce certain U.S. resale restrictions on common shares previously issued by Athena Gold in private placement transactions.

Upon completion of the Transaction, the Board of Directors and management of Athena Gold will remain the same.

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About Athena Gold Corporation

Athena is engaged in the business of mineral exploration and the acquisition of mineral property assets. Its objective is to locate and develop economic precious and base metal properties of merit and to conduct additional exploration drilling and studies on its projects across North America. Athena’s flagship Excelsior Springs Au-Ag project is located in the prolific Walker Lane Trend in Nevada. Excelsior Springs spans 1,675 ha and covers at least three historic mines along the Palmetto Mountain trend, where the Company is following up on a recent shallow oxide gold discovery, with drill results including 5.35 g/t Au over 33.5 m. Meanwhile, the Company’s new Laird Lake project is situated in the Red Lake Gold District of Ontario, covering 4,158 hectares along more than 10 km of the Balmer-Confederation Assemblage contact, where recent surface sampling results returned up to 373 g/t Au. This underexplored area is road-accessible, located about 10 km west of West Red Lake Gold’s Madsen mine and 34 km northwest of Kinross Gold's Great Bear project.

For further information about Athena Gold Corporation and our Excelsior Springs Gold project, please visit www.athenagoldcorp.com.

On Behalf of the Board of Directors
John C. Power
Director and Corporate Secretary, Athena Gold Corporation

For further information, please contact:

Athena Gold Corporation

John C. Power, Director and Corporate Secretary
Phone: 707-291-6198
Email: johnpower@athenagoldcorp.com

CHF Capital Markets
Cathy Hume, CEO
Phone: 416-868-1079 x 251
Email: cathy@chfir.com

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and U.S. Securities laws. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding future exploration plans, future results from exploration, and the anticipated business plans and timing of future activities of the Company, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: "believes", "will", "expects", "anticipates", "intends", "estimates", ''plans", "may", "should", ''potential", "scheduled", or variations of such words and phrases and similar expressions, which, by their nature, refer to future events or results that may, could, would, might or will occur or be taken or achieved. In making the forward-looking statements in this press release, the Company has applied several material assumptions, including without limitation, that there will be investor interest in future financings, market fundamentals will result in sustained precious metals demand and prices, the receipt of any necessary permits, licenses and regulatory approvals in connection with the future exploration and development of the Company's projects in a timely manner.

The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance and that actual results may differ materially from those in forward-looking statements as a result of various risk factors as disclosed in the final long-form prospectus of the Company dated August 31, 2021.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements in this press release or incorporated by reference herein, except as otherwise.

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